UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2005 (June 24, 2005)

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 24, 2005, the Registrant entered into an amended and restated credit agreement with a group of lenders headed by Wachovia Bank, National Association. See the description of this matter in Item 2.03, below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 24, 2005, the Registrant entered into an amended and restated credit agreement with a group of lenders headed by Wachovia Bank, National Association.  The agreement governs the Registrant’s revolving credit facility, and it amends and restates the previous credit agreement entered into in March 2004.

The maximum principal amount available under the amended credit facility is $400.0 million.  Amounts available under the credit facility are generally computed based on a percentage of the unencumbered asset pool value, as defined in the amended and restated credit agreement.  Upon execution of the agreement, the full $400.0 million was available, and the Registrant borrowed $336.0 million primarily to (1) refinance the outstanding facility balance under the new loan structure and pay accrued interest and loan fees and (2) repay a $77.0 million term loan.  The revolving credit facility matures on March 9, 2008, which may be extended at the option of the Registrant subject to certain conditions.

The variable interest rate on the credit facility is based on the LIBOR rate for the interest period designated by the Registrant (customarily the 30-day rate) plus 1.15% to 1.55%, as determined by the Registrant’s leverage levels at different points in time.  Interest is payable at the end of each interest period, and principal outstanding under the loan is payable on the maturity date.  The facility also has a quarterly fee based on the amount of the facility that is unused.

Under the amended and restated credit agreement, the Registrant must comply with financial covenants that limit, among other things, the amount of indebtedness that the Registrant may incur as computed in certain financial ratios, as well as the proportion of the Registrant’s indebtedness that may carry variable interest rates.  All outstanding principal and accrued interest and fees under the facility could, at the option of the lender, become immediately due and the facility could be terminated upon events of default, including noncompliance with these financial covenants, failure to make required payments on this credit facility or other material loans of the Registrant, or bankruptcy.

Item 9.01	Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired

None

(b)                                 Pro Forma Financial Information

None

(c)                                  Exhibits

Exhibit Number	Exhibit Title
10.1

Amended and Restated Credit Agreement, dated June 24, 2005, among Corporate Office Properties, L.P.; Corporate Office Properties Trust; Wachovia Capital Markets, LLC; KeyBank National Association; Wachovia Bank, National Association; KeyBanc Capital Markets; Manufacturers and Traders Trust Company; Wells Fargo Bank, National Association; and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2005

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President and Chief Executive Officer

	By:	/s/ Roger A. Waesche, Jr.
	Name:	Roger A. Waesche, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1

Amended and Restated Credit Agreement, dated June 24, 2005, among Corporate Office Properties, L.P.; Corporate Office Properties Trust; Wachovia Capital Markets, LLC; KeyBank National Association; Wachovia Bank, National Association; KeyBanc Capital Markets; Manufacturers and Traders Trust Company; Wells Fargo Bank, National Association; and Bank of America, N.A.